EX-99.14.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of the First Investors Equity Funds and to the use of our report dated May 30, 2019 on the financial statements and financial highlights of the First Investors Covered Call Strategy Fund, First Investors Equity Income Fund, First Investors Global Fund, First Investors Growth & Income Fund, First Investors Hedged U.S. Equity Opportunities Fund, First Investors International Fund, First Investors Opportunity Fund, First Investors Premium Income Fund, First Investors Select Growth Fund, First Investors Special Situations Fund, and First Investors Total Return Fund, each a series of the First Investors Equity Funds.  Such financial statements and financial highlights appear in the 2019 Semi-Annual Report to Shareholders which are incorporated by reference into the Proxy Statement, Prospectus and Statement of Additional Information on Form N-14

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 14, 2019